UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): June 24, 2014

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Griswold, Suite 3274 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

Cirque Energy, Inc. (the “Company”) announced the appointment of David W. Morgan as its new Chief Financial Officer effective July 1, 2014. Mr. Morgan is a veteran of the technology industry with extensive experience as a CFO. Roger Silverthorn, the Company’s current CFO, will assume the newly created position of Vice President of Business Development and will assist Mr. Morgan in the transition as well as focus on the Company’s various strategic activities.

Mr. Morgan has over 30 years of management experience with several technology companies, including 15 years’ experience as a CFO. He has specific expertise in corporate finance, having successfully partnered with venture capital and private equity firms as well as commercial lenders; financial planning and analysis; SEC reporting; creating and executing investor relations programs; corporate communications; and international financial operations. Mr. Morgan also founded his own consulting firm, D. W. Morgan and Company, LLC, which provided investor relations services to a variety of small- and micro-cap publicly-held technology companies.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

On June 24, 2014, the Company issued a press release regarding, among other matters, the Company’s appointment of Mr. Morgan. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K furnished pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Text of press release issued by Cirque Energy, Inc. on June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: June 24, 2014	By:	/s/ Joseph DuRant
Joseph DuRant
Chief Executive Officer